UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Horizon Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 FRANKLIN STREET, MICHIGAN CITY, Indiana		46360
(Address of principal executive offices)		(Zip Code)

(219) 879-0211
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 21, 2020, the Board of Directors of Horizon Bancorp, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (“Bylaws”). The amendments updated the form of corporate seal; set a time period for the Board of Directors to meet after an annual meeting and set the form and timing of a Director’s waiver of notice of a meeting; and permits the Board of Director’s Compensation Committee to approve the compensation of principal and other officers.
The amendments also include certain other technical and conforming revisions and clarifications. The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.
The amendment also includes certain other conforming revisions.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
3.2	Bylaws dated January 21, 2020	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	HORIZON BANCORP, INC.

	By	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer